UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:               918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 5, 2007, the Company’s Compensation Committee approved the following items of compensation with regard to the Company’s Chief Executive Officer and Chief Financial Officer: (i) a cash bonus for fiscal 2007 performance; (ii) base salary increase commencing on December 10, 2007; and (iii) stock options under the Company’s 2004 Omnibus Stock Incentive Plan (the “Plan”), as follows:

Name & Title	2007 Bonus	Base Salary (effective 12/10/07)	Stock Option # of Shares
Greg Forrest, CEO	$50,000	$203,000	20,000
Robert Wagner, CFO	$50,000	$145,000	10,000

Each of the options vest on December 5, 2010 and have a term of six (6) years from the date of grant.  The exercise price is $4.14 per share, the fair market value of the Company’s stock on the date of grant.

Item 8.01   Other Events.

On December 7, 2007 the Company’s Board of Directors, upon recommendation of the Compensation Committee, designated the following members of the Company’s management team as officers for purposes of Section 16 of the Securities Act of 1934, as amended:  Tom Luce, Executive Director of Managed Services; Don Reigel, Executive Director of Avaya Sales; and Scott Davis, Executive Director of Nortel Sales.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.

(Registrant)

Dated: December 11, 2007	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer